Exhibit 99.1

Heritage Commerce Corp Reports Third Quarter Profits Increase 36%
3Q05 Net Income Grows to $4.2 Million, or $0.35 Per Share

San Jose, CA - October 25, 2005 —Heritage Commerce Corp (Nasdaq: HTBK), parent company of Heritage Bank of Commerce, today reported improved efficiency, expanded net interest margin and strengthened asset quality contributed to a 36% increase in third quarter earnings.

For the third quarter ended September 30, 2005, net income was $4.20 million, or $0.35 per diluted share, compared to $3.09 million, or $0.26 per diluted share, for the third quarter of 2004 and grew 26% compared to $3.34 million, or $0.27 per diluted share, for the second quarter of 2005. For the first nine months of 2005, net income rose 75% to $10.19 million, or $0.84 per diluted share, compared to $5.83 million, or $0.49 per diluted share, for the like period a year ago.

“Continuing emphasis on cost control contributed to improved efficiencies and better profitability during the quarter and year-to-date. Additionally, we benefited from rising short-term interest rates and solid credit quality resulting in a higher net interest margin and a loan loss allowance reduction, respectively,”said Walt Kaczmarek, President and CEO. “With these fundamental improvements in place, we are focusing on loan and deposit growth by enhancing our ongoing sales management processes.”

3Q05 Financial Highlights:

•	Net interest margin increased to 4.61%, up 36 basis points from 3Q04 and up 8 basis points from 2Q05.
•	Net interest income increased to $12.2 million, a 15% increase from 3Q04 and up 5% from 2Q05.
•	The efficiency ratio improved to 58.78% from 65.79% in 3Q04 and 62.22% in 2Q05.
•	Asset quality at quarter end improved with nonperforming assets at 0.23% of total assets down from 0.24% a year ago and 0.51% at the end of 2Q05.
•	Total assets increased to $1.16 billion, a 7% increase from 3Q04 and up 6% from 2Q05.
•	Total deposits increased 8% from 3Q04 and 7% from 2Q05.
•	Diluted earnings per share of $0.35 were up 35% from 3Q04 and 30% from 2Q05.

Third quarter annualized return on average equity improved 254 basis points to 15.64% compared to the year-ago quarter at 13.10% and 273 basis points compared to the immediate prior quarter at 12.91%. Third quarter annualized return on average assets expanded 33 basis points to 1.45% compared to the third quarter of 2004 at 1.12%, and 26 basis points over the second quarter of 2005 at 1.19%. Year-to-date return on average equity improved to 13.13% from 8.43% in the like period of 2004, and return on average assets was 1.20%, compared to 0.74%, for nine months ended September 30, 2004.

Operating Results

Net interest income increased 15%, to $12.2 million for the third quarter of 2005 compared to $10.7 million for the third quarter of 2004, and increased 5% from $11.7 million in the immediate prior quarter. Year-to-date, net interest income rose 17% to $35.2 million from $29.9 million in the first nine months of 2004. Increases in the volume of average earning assets, up 5% over the third quarter of 2004 and 9% year-to-date, as well as increases in key market interest rates contributed to rising net interest income. Third quarter net interest margin rose to 4.61%, compared with 4.53% for the second quarter and 4.25% for the year ago quarter. For the first nine months of 2005, net interest margin improved to 4.52% from 4.18% for the first nine months of 2004.

The Company reduced the allowance for loan losses by $494,000 during the third quarter of 2005. This reduction reflects sound credit quality as demonstrated by net recoveries of $130,000 for the third quarter of 2005 and a decrease in nonperforming loans to $2.7 million at September 30, 2005 from $5.6 million at the prior quarter end. The $494,000 also represents the gross loan recoveries for the third quarter.

Operating results for the third quarter and for the nine months ended September 30, 2005, reflect the reclassification of three revenue items. To conform to the 2005 presentations, Heritage reclassified loan origination cost amortization, service fees and servicing rights amortization. The net effect of these reclassifications reduced net interest income, increased noninterest income, decreased noninterest expense, and reduced net interest margin from results originally reported. The effects of the reclassified items are as follows:

Item Reclassified	Third Quarter Ended September 30, 2004	Nine Months Ended September 30, 2004	Original Classification	New Classification
Loan origination cost amortization	$ 371,000	$ 1,039,000	Noninterest expense	Interest income
Service fees	$ 218,000	$ 708,000	Interest income	Noninterest income
Servicing rights amortization	$ 189,000	$ 577,000	Interest income	Noninterest income

Third quarter noninterest income declined from a year earlier with lower deposit-based fee income, reduced gains from sale of loans, and lower equipment leasing income partially offsetting higher servicing income and appreciation of corporate owned life insurance. Third quarter noninterest income was $2.18 million, down 17% when compared to $2.64 million for the third quarter of 2004 and down 16% when compared to $2.59 million for the second quarter of 2005. The sale of leased equipment earlier this year eliminated equipment leasing income for the third quarter of 2005.

Year-to-date noninterest income dropped 12% to $7.08 million from $8.01 million in the like period a year ago. Lower gains from sales of securities, the elimination of equipment leasing, and the closure of the mortgage brokerage division were the primary contributors to lower noninterest income.

Third quarter noninterest expense improved 3% to $8.5 million compared to $8.8 million in the third quarter of 2004 and improved 5% compared to second quarter of 2005. In the first nine months of 2005, noninterest expense declined 6% to $26.7 million from $28.2 million in the nine-month period a year ago. Compensation expense declined 8% from the second quarter to the third quarter but increased 2% compared to the third quarter a year ago. Compensation expense declined 3% year-to-date compared to the first nine months of 2004.

The efficiency ratio improved to 58.78% in the third quarter of 2005 compared to 65.79% in the third quarter of 2004 and 62.22% in the second quarter of 2005. The efficiency ratio for the nine months of 2005 improved to 63.11% from 74.35% a year ago.

Balance Sheet, Capital Management and Credit Quality

At September 30, 2005, total assets increased 7% to $1.16 billion from $1.09 billion at September 30, 2004. Total deposits increased 8% to $975 million at September 30, 2005 from $903 million at September 30, 2004.

Net loans increased 2% to $727 million at September 30, 2005, compared to $711 million at September 30, 2004. An increase in land and construction loans, which totaled $149 million at September 30, 2005, more than offset a drop in real estate mortgage loans and commercial loans. Construction and land loans accounted for 20% of the portfolio, while real estate mortgage loans and commercial loans represented 39% and 41%, respectively, of loans at September 30, 2005. A year ago, construction and land loans were 15%, real estate mortgage loans were 42% and commercial loans were 43% of the total loan portfolio. Real estate mortgage loans, primarily loans secured by the first mortgages on commercial property, totaled $288 million at September 30, 2005, a 5% decrease from the same period in 2004. Commercial loans were $299 million at September 30, 2005, a 5% decrease from a year ago.

Nonperforming assets (NPAs) totaled $2.7 million, or 0.23% of total assets at September 30, 2005, compared to $2.6 million, or 0.24% of total assets, at September 30, 2004, and $5.6 million, or 0.51% of total assets, at June 30, 2005. Net recoveries in the third quarter of 2005 were $130,000, or 0.07% of average loans, compared to $94,000, or 0.05% of average loans in the third quarter of 2004, and net charge-offs of $207,000, or 0.12% of average loans for the quarter ended June 30, 2005. The allowance for loan losses at September 30, 2005, was $11.1 million, or 1.51% of total loans, and represented 409% of nonperforming loans. The allowance for loan losses at September 30, 2004, was $13.0 million, or 1.79% of loans, and represented 492% of nonperforming loans. The allowance for loan losses at June 30, 2005, was $11.4 million, or 1.60% of loans, and represented 206% of nonperforming loans.

Shareholders’ equity increased 11% to $107 million, or $9.09 book value per share, at September 30, 2005, compared to $96 million, or $8.27 book value per share, a year earlier, and $104 million, or $8.87 book value per share at June 30, 2005. Capital ratios continue to be above the well-capitalized guidelines established by regulatory agencies. The Company’s leverage ratio at September 30, 2005, was 11.23%, compared to 10.63% at September 30, 2004 and 11.25% at June 30, 2005.

The Company repurchased approximately 300,000 shares of its common stock at an average price of $19.10 under the Company’s $10 million common stock repurchase program, which was approved by the Company’s Board of Directors in June 2004, during the first nine months of 2005. Shares were purchased on the open market using available cash. The repurchase program was completed at the end of third quarter.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose with offices in Los Gatos, Fremont, Danville, Morgan Hill, Gilroy, Mountain View, and two offices in Los Altos. Additionally, Heritage Capital Group, the bank's asset based lending division, has offices in San Jose and Los Angeles. Heritage Bank of Commerce is also an SBA Preferred Lender with offices in San Jose, Fresno, Santa Cruz, Elk Grove, Watsonville, Los Angeles, Irvine, Rocklin and Pittsburg, California.

This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to fluctuations in interest rates and monetary policy established by the Federal Reserve, inflation, government regulations, general economic conditions, competition within the business areas in which the Company is conducting its operations, including the real estate market in California, the ability to recognize identified cost savings, and other factors beyond the Company's control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from those indicated. For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

	3-Month Period Ended:			Percent Change From:				9-Month Period Ended:
CONSOLIDATED INCOME STATEMENTS	September 30,	June 30,	September 30,	June 30,		September 30,		September 30,	September 30,	Percent
(in $000's, unaudited)	2005	2005	2004(1)	2005		2004		2005	2004(1)	Change
Interest Income	$16,512	$15,347	$13,164	8%		25%		$46,312	$36,917	25%
Interest Expense	4,269	3,668	2,484	16%		72%		11,134	6,971	60%
Net Interest Income	12,243	11,679	10,680	5%		15%		35,178	29,946	17%
Provision for Loan Losses	(494)	394	254	-225%		-294%		313	1,392	-78%
Net Interest income after Provision for Loan Losses	12,737	11,285	10,426	13%		22%		34,865	28,554	22%
Noninterest Income:
Gain on Sale of Loans	702	698	920	1%		-24%		2,160	2,285	-5%
Servicing Income	510	466	426	9%		20%		1,368	1,105	24%
Service Charges and Other Fees on Deposit Accounts	332	395	415	-16%		-20%		1,120	1,385	-19%
Gain on sale of leased equipment	0	299	0	N/	A	N/	A	299	0	N/	A
Appreciation of Corporate Owned Life Insurance	331	290	236	14%		40%		887	798	11%
Equipment Leasing	0	52	245	-100%		-100%		131	735	-82%
Gain on Sale of Securities Available-For-Sale	0	0	0	N/	A	N/	A	0	476	-100%
Mortgage Brokerage Fees	0	0	19	N/	A	-100%		0	168	-100%
Other	306	390	375	-22%		-18%		1,112	1,054	6%
Total Noninterest Income	2,181	2,590	2,636	-16%		-17%		7,077	8,006	-12%

Noninterest Expense:
Salaries & Employee Benefits	4,375	4,760	4,301	-8%		2%		14,040	14,477	-3%
Occupancy & Equipment	960	1,045	1,081	-8%		-11%		3,055	3,487	-12%
Other	3,143	3,073	3,378	2%		-7%		9,571	10,255	-7%
Total Noninterest Expense	8,478	8,878	8,760	-5%		-3%		26,666	28,219	-6%
Income Before Income Taxes	6,440	4,997	4,302	29%		50%		15,276	8,341	83%
Provision for Income Taxes	2,245	1,657	1,210	35%		86%		5,087	2,509	103%
Net Income	$4,195	$3,340	$3,092	26%		36%		$10,189	$5,832	75%

PER SHARE DATA
(unaudited)
Basic Earnings Per Share	$0.36	$0.28	$0.26	29%		38%		$0.86	$0.50	72%
Diluted Earnings Per Share	$0.35	$0.27	$0.26	30%		35%		$0.84	$0.49	71%
Weighted Average Basic Shares Outstanding	11,789,546	11,826,778	11,621,963	0%		1%		11,795,669	11,522,054	2%
Weighted Average Diluted Shares Outstanding	12,108,588	12,185,585	11,998,520	-1%		1%		12,140,089	11,940,498	2%
Common Shares Outstanding	11,779,858	11,741,309	11,657,865	0%		1%		11,779,858	11,657,865	1%
Book Value Per Share	$9.09	$8.87	$8.27	2%		10%		$9.09	$8.27	10%
Tangible Book Value Per Share	$9.09	$8.87	$8.27	2%		10%		$9.09	$8.27	10%

KEY FINANCIAL RATIOS
(unaudited)
Annualized Return on Average Equity	15.64%	12.91%	13.10%	21%		19%		13.13%	8.43%	56%
Annualized Return on Average Assets	1.45%	1.19%	1.12%	22%		29%		1.20%	0.74%	62%
Net Interest Margin	4.61%	4.53%	4.25%	2%		8%		4.52%	4.18%	8%
Efficiency Ratio	58.78%	62.22%	65.79%	-6%		-11%		63.11%	74.35%	-15%

AVERAGE BALANCES
(in $000's, unaudited)
Average Assets	$1,147,789	$1,123,575	$1,100,807	2%		4%		$1,131,120	$1,050,623	8%
Average Earning Assets	$1,053,049	$1,035,083	$1,000,408	2%		5%		$1,040,720	$956,976	9%
Average Gross Loans & Leases	$717,519	$720,590	$712,462	0%		1%		$722,054	$685,228	5%
Average Deposits	$962,814	$928,959	$917,476	4%		5%		$939,390	$878,131	7%
Average Demand Deposits - Noninterest Bearing	$262,628	$257,054	$288,096	2%		-9%		$260,389	$268,749	-3%
Average Interest Bearing Deposits	$700,186	$671,905	$629,380	4%		11%		$679,001	$609,382	11%
Average Interest Bearing Liabilities	$757,110	$742,785	$700,602	2%		8%		$746,163	$674,594	11%
Average Equity	$106,418	$103,745	$93,920	3%		13%		$103,716	$92,410	12%

(1) As restated, see Note 2 in the Company’s Form 10-K for the year ended December 31, 2004.

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	September 30,	June 30,	September 30,	June 30,		September 30,
(in $000's, unaudited)	2005	2005	2004 (1)	2005		2004
ASSETS
Cash and Due from Banks	$44,061	$34,685	$47,347	27%		-7%
Federal Funds Sold	63,700	26,300	5,800	142%		998%
Securities Available-for-Sale, at Fair Value	209,415	226,630	228,483	-8%		-8%
Loans Held For Sale	39,664	35,702	28,782	11%		38%
Loans:
Real Estate-Mortgage	287,618	289,471	301,249	-1%		-5%
Real Estate-Land and Construction	148,650	129,708	106,303	15%		40%
Commercial Loans	298,900	291,774	314,142	2%		-5%
Consumer Loans	1,776	1,945	2,051	-9%		-13%
Gross Loans	736,944	712,898	723,745	3%		2%
Deferred Loan Costs	1,035	793	467	31%		122%
Loans, Net of Deferred Costs	737,979	713,691	724,212	3%		2%
Allowance for Loan Losses	(11,112)	(11,436)	(12,973)	-3%		-14%
Net Loans	726,867	702,255	711,239	4%		2%
Premises & Equipment, Net	2,695	2,846	3,489	-5%		-23%
Accrued Interest Receivable and Other Assets	74,189	69,278	62,898	7%		18%
Total Assets	$1,160,591	$1,097,696	$1,088,038	6%		7%

LIABILITIES & SHAREHOLDERS' EQUITY
Liabilities:
Deposits
Demand Deposits-Noninterest Bearing	$258,464	$256,859	$290,845	1%		-11%
Demand Deposits-Interest Bearing	130,327	129,655	115,911	1%		12%
Savings and Money Market	397,070	322,229	349,004	23%		14%
Time Deposits, Under $100	37,685	37,841	38,170	0%		-1%
Time Deposits, $100 and Over	113,609	124,760	104,762	-9%		8%
Brokered Deposits, $100 and Over	38,039	38,090	3,964	0%		860%
Total Deposits	975,194	909,434	902,656	7%		8%
Securities Sold under Agreement to Repurchase	32,700	40,700	47,800	-20%		-32%
Notes Payable To Subsidiary Grantor Trusts	23,702	23,702	23,702	0%		0%
Accrued Interest Payable and Other Liabilities	21,938	19,675	17,469	12%		26%
Total Liabilities	1,053,534	993,511	991,627	6%		6%

Shareholders' Equity:
Common Stock	66,377	66,643	66,235	0%		0%
Accumulated Other Comprehensive Loss	(2,602)	(1,545)	(271)	68%		860%
Retained Earnings	43,282	39,087	30,447	11%		42%
Total Shareholders' Equity	107,057	104,185	96,411	3%		11%
Total Liabilities & Shareholders' Equity	$1,160,591	$1,097,696	$1,088,038	6%		7%

CREDIT QUALITY DATA
(in $000's, unaudited)
Nonaccrual Loans	$2,715	$5,016	$1,926	-46%		41%
Loans Over 90 Days Past Due and Still Accruing	0	545	711	-100%		-100%
Total Nonperforming Loans	2,715	5,561	2,637	-51%		3%
Other Real Estate Owned	0	0	0	N/	A	N/	A
Total Nonperforming Assets	$2,715	$5,561	$2,637	-51%		3%
Net Charge-offs (Recoveries)	$(130)	$207	$(94)	-163%		38%
Net Charge-offs (Recoveries) as Percent of Average Loans	-0.07%	0.12%	-0.05%	-158%		40%
Allowance for Loan Losses to Total Loans	1.51%	1.60%	1.79%	-6%		-16%
Allowance for Loan Losses to Nonperforming Loans	409.28%	205.65%	491.96%	99%		-17%
Nonperforming Assets to Total Assets	0.23%	0.51%	0.24%	-55%		-4%
Nonperforming Loans to Total Loans	0.37%	0.78%	0.36%	-53%		3%

OTHER PERIOD-END STATISTICS
(unaudited)
Shareholders Equity / Total Assets	9.22%	9.49%	8.86%	-3%		4%
Loan to Deposit Ratio	75.68%	78.48%	80.23%	-4%		-6%
Noninterest Bearing Deposits / Total Deposits	26.50%	28.24%	32.22%	-6%		-18%
Leverage Ratio	11.23%	11.25%	10.63%	0%		6%

(1) As restated, see Note 2 in the Company’s Form 10-K for the year ended December 31, 2004.